EXHIBIT 99.1

Dionex Reports Record Net Sales and Earnings for the Second Quarter

SUNNYVALE, Calif., Jan. 31, 2007 (PRIME NEWSWIRE) -- Dionex Corporation (Nasdaq:DNEX) today announced record net sales and earnings for the second quarter and six months ended December 31, 2006.

For the second quarter of fiscal 2007, sales were $83.5 million, an increase of 12% compared with the $74.3 million reported in the same quarter of last year. Excluding the favorable impact of currency fluctuations sales grew 9%, compared with the second quarter of fiscal 2006. Diluted earnings per share were $0.68 for the second quarter, up 28% from the $0.53 reported in the second quarter of last year. Net income for the second quarter of fiscal 2007 included a discrete tax benefit from the extension of the federal research credit of approximately $550,000 or $0.03 per share.

For the first six months of fiscal 2007, sales were $156.4 million, an increase of 10% compared with the $142.4 million reported for the first six months of fiscal 2006. Excluding favorable currency fluctuations sales grew 7%, compared to the first six months of fiscal 2006. Diluted earnings per share were $1.11, an increase of 14% compared with the first six months of fiscal 2006. Net income for the first six months of fiscal 2007 included cost of approximately $700,000, net of tax, or $0.04 per diluted share, related to the Company's initiative to centralize some of its field related technical, administrative and support functions within North America and Europe. Net income for the second quarter of fiscal 2007 included a discrete tax benefit from the extension of the federal research credit of approximately $550,000 or $0.03 per share. Net income for the first six months of fiscal 2006 included other income of $1.0 million, net of tax, or $0.05 per diluted share, related primarily to a one-time gain from the favorable settlement of patent litigation.

During the quarter, the Company repurchased 207,566 shares of its common stock for $11.6 million. In the first six months of fiscal 2007, the Company repurchased 644,566 shares of its common stock for $33.1 million.

Lukas Braunschweiler, President and Chief Executive Officer, commenting on the results, said, "We are very pleased with the results for the second quarter. We reported the highest quarterly sales in the history of the Company. We also reported record earnings for the quarter, driven by strong operating margin expansion.

"We experienced strong growth in most of our geographic regions and in both ion chromatography and HPLC. Sales in North America were down slightly for the quarter reflecting a continued difficult business environment with some of our larger pharmaceutical customers. European sales grew in the mid teens in reported dollars and in the high single digits in local currency. The strong sales in Europe resulted primarily from good growth in our life sciences market. Sales in our Asia/Pacific region grew over 20% in the second quarter in both reported dollars and local currency, driven by strong results in Japan, China, Korea, India and Australia.

"Demand from our life sciences customers was up strongly this quarter overall, and demand from our environmental customers was up slightly. Customer demand in our chemical/petrochemical, electronics and power markets was up significantly this quarter, while demand from our food/beverage customers was down slightly this quarter after a very strong first quarter.

"We experienced mid-teens sales growth in ion chromatography this quarter. The sales growth was broad based coming from both instrumentation and consumables. Our HPLC sales growth was solid. We are very pleased with the customer acceptance of our new Ultimate 3000 HPLC products.

"We believe with our strong performance in this quarter that we are well positioned for good sales and earnings growth in the remainder of fiscal 2007. We estimate that net sales will be in the range of $78-$81 million for the third quarter and diluted earnings per share will be in the range of $0.53-$0.56. We are increasing our sales and diluted earnings per share forecasts for the full year. We estimate that sales will be in the range of $312-$320 million and diluted earnings per share will be in the range of $2.18-$2.24. Among the assumptions on which our forecasts were based are: (1) currency rates will have a 1-2 percentage point positive impact on sales in fiscal 2007; (2) our gross margin will be in the range of 66-67% for the remainder of fiscal 2007; and (3) costs related to our centralization initiative were incurred in the first six months of fiscal 2007 totaling approximately $700,000, net of tax, or $0.04 per share for the full fiscal year."

Dionex Corporation is a leading manufacturer and marketer of chromatography systems for chemical analysis. The Company's systems are used in environmental analysis and by the life sciences, food and beverage, chemicals, petrochemicals, power generation and electronics industries in a variety of applications.

Management of the Company will discuss the first quarter results in a conference call on Wednesday, January 31, 2007, at 1:30 p.m. Pacific Time (PT). To listen to the call live, please tune into the webcast via www.dionex.com. A playback of the conference call will be available from 8:00 a.m. PT, Thursday, February 1, 2007 until 5:00 p.m. PT, Friday, March 30, 2007.

Certain statements contained herein or made in the quarterly conference call that are not purely historical are forward-looking statements Factors that may cause actual results to differ from these statements are foreign currency fluctuations, competition from other products, economic conditions in the areas in which the company sells its products, and demand for analytical instrumentation. These factors and other risks and uncertainties are discussed greater detail in the Company's most recent reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                          DIONEX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                           Three Months Ended       Six Months Ended
                             December 31,             December 31,
                           2006        2005         2006        2005
                         --------    --------     --------    --------

 Net sales               $ 83,519    $ 74,341     $156,376    $142,441
 Cost of sales             27,655      24,529       52,614      48,299
                         --------    --------     --------    --------
 Gross profit              55,864      49,812      103,762      94,142
                         --------    --------     --------    --------

 Operating expenses:
   Selling, general
    and administrative     30,576      27,800       59,005      54,480
   Research and
    product
    development             6,101       5,440       11,849      10,974
                         --------    --------     --------    --------
     Total operating
      expenses             36,677      33,240       70,854      65,454
                         --------    --------     --------    --------

 Operating income          19,187      16,572       32,908      28,688

 Interest income, net         191         295          500         553
 Other income (expense)       262          65          (69)      1,538
                         --------    --------     --------    --------

 Income before taxes
  on income                19,640      16,932       33,339      30,779
 Taxes on income            6,373       6,032       11,401      10,865
                         --------    --------     --------    --------
     Net income          $ 13,267    $ 10,900     $ 21,938    $ 19,914
                         ========    ========     ========    ========

 Basic earnings
  per share              $   0.69    $   0.54     $   1.14    $   0.99
                         ========    ========     ========    ========
 Diluted earnings
  per share              $   0.68    $   0.53     $   1.11    $   0.97
                         ========    ========     ========    ========
 Shares used in
  computing per share
  amounts:
   Basic                   19,154      20,038       19,297      20,072
                         ========    ========     ========    ========
   Diluted                 19,609      20,554       19,732      20,614
                         ========    ========     ========    ========

                          DIONEX CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                AT DECEMBER 31, 2006 AND JUNE 30, 2006
                            (In thousands)
                             (Unaudited)

                                                December 31,  June 30,
                                                    2006        2006
                                                ------------  --------

 ASSETS

   Current assets:
     Cash, cash equivalents and short term
      investments                                $ 52,071     $ 51,014
     Accounts receivable, net                      62,422       63,008
     Inventories                                   27,867       27,702
     Other current assets                          16,909       15,706
                                                 --------     --------

        Total current assets                      159,269      157,430

   Property, plant and equipment, net              62,053       58,700
   Goodwill and other intangible assets            29,526       29,504
   Other assets                                     4,221        4,768
                                                 --------     --------
                                                 $255,069     $250,402
                                                 ========     ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
     Notes payable                               $  5,938     $     --
     Accounts payable                              10,560        9,395
     Accrued liabilities                           41,233       39,673
     Income taxes payable                           5,713        7,100
     Accrued product warranty                       3,259        3,493
                                                 --------     --------

       Total current liabilities                   66,703       59,661

   Deferred income taxes and other                  5,734        5,359
   Stockholders' equity                           182,632      185,382
                                                 --------     --------
                                                 $255,069     $250,402
                                                 ========     ========

CONTACT:  Dionex Corporation
          Craig McCollam
          408-481-4107